Exhibit 21

TAUBMAN CENTERS, INC.

LIST OF SUBSIDIARIES

NAME	JURISDICTION OF FORMATION	DOING BUSINESS AS
Beverly Associates L.P. 1	Delaware	N/A
Beverly Partners 1, Inc.	Delaware	N/A
Biltmore Holdings Associates 1 LLC	Arizona	N/A
Biltmore Holdings Associates 2 LLC	Arizona	N/A
Cherry Creek Holdings LLC	Delaware	N/A
Dolphin Mall Associates Limited Partnership	Delaware	Dolphin Mall
Dolphin Mall Holdings LLC	Delaware	N/A
Fairlane Town Center LLC	Michigan	Fairlane Town Center
Great Lakes Crossing, L.L.C.	Delaware	N/A
International Plaza Holding Company, LLC	Delaware	N/A
La Cienega Partners Limited Partnership	Delaware	Beverly Center
Lakeside/Novi Land Partnership LLC	Michigan	N/A
LCA Holdings, LLC	Delaware	N/A
MacArthur Holdings, Inc.	Delaware	N/A
MacArthur Shopping Center LLC	Delaware	MacArthur Center
Mall Financing, Inc.	Michigan	N/A
Millenia SPE, L.L.C.	Delaware	N/A
Northlake Land LLC	Delaware	N/A
Oyster Bay Associates Limited Partnership	Delaware	N/A
Oyster Bay Holdings LLC	Delaware	N/A
Partridge Creek Fashion Park LLC	Delaware	The Mall at Partridge Creek (under construction)
Plano Holdings, LLC	Delaware	N/A
Short Hills Associates, L.L.C.	Delaware	The Mall at Short Hills
Short Hills Holdings LLC	Delaware	N/A
Short Hills SPE LLC	Delaware	N/A
Stony Point Associates LLC	Delaware	N/A
Stony Point Fashion Park Associates, L.L.C.	Delaware	Stony Point Fashion Park
Stony Point Land LLC	Delaware	N/A
Survivor, Inc.	Michigan	N/A

Tampa Westshore Associates Limited Partnership	Delaware	International Plaza
Taub-Co Asia Management, Inc.	Michigan	N/A
Taub-Co Biltmore, Inc.	Delaware	N/A
Taub-Co Cherry Creek, Inc.	Delaware	N/A
Taub-Co Fairfax, Inc.	Delaware	N/A
Taub-Co Finance LLC	Delaware	N/A
Taub-Co Finance II, Inc.	Michigan	N/A
Taub-Co Kemp, Inc.	Michigan	N/A
Taub-Co Land Holdings, Inc.	Michigan	N/A
Taub-Co Landlord LLC	Delaware	N/A
Taub-Co License LLC	Delaware	N/A
Taub-Co Management, Inc.	Michigan	N/A
Taub-Co Management IV, Inc.	Michigan	N/A
Taub-Co Oyster Bay LLC	Delaware	N/A
Taub-Co TRS Services, Inc.	Michigan	N/A
Taub-Co Woodland LLC	Delaware	N/A
Taubman Asia Holdings, Inc.	Michigan	N/A
Taubman Asia Limited	Cayman Islands	N/A
Taubman Asia Management Limited	Cayman Islands	N/A
Taubman Auburn Hills Associates Limited Partnership	Delaware	Great Lakes Crossing
Taubman-Dolphin Mall Associates, LLC	Delaware	N/A
Taubman-Dolphin, Inc.	Delaware	N/A
Taubman-Ivanhoe LLC	Delaware	N/A
Taubman MacArthur Associates Limited Partnership	Delaware	N/A
Taubman Palm Beach LLC	Delaware	N/A
Taubman Properties Asia LLC	Delaware	N/A
Taubman Regency Square Associates, LLC	Delaware	Regency Square
The Taubman Company Asia Limited	Cayman Islands	N/A
The Taubman Company LLC	Delaware	The Taubman Company
The Taubman Realty Group Limited Partnership	Delaware	N/A
T-I 2002 SPE, LLC	Delaware	N/A
T-I REIT, Inc.	Delaware	N/A

TJ Palm Beach Associates Limited Partnership	Delaware	The Mall at Wellington Green
TRG Auburn Hills LLC	Delaware	N/A
TRG Charlotte, LLC	Delaware	Northlake Mall
TRG Charlotte Land LLC	Delaware	N/A
TRG-Fairfax L.L.C.	Delaware	N/A
TRG Holdings, LLC	Michigan	N/A
TRG Net Investors, LL C	Delaware	N/A
TRG Properties - Orlando L.L.C.	Delaware	N/A
TRG Properties-Waterside L.L.C.	Delaware	N/A
TRG Realcom LLC	Delaware	N/A
TRG Regency Corporation	Delaware	N/A
TRG Regency SPE, LLC	Delaware	N/A
TRG Short Hills LLC	Delaware	N/A
TRG Stamford Holdings LLC	Delaware	N/A
TRG Sunvalley LLC	Delaware	N/A
TRG-Tampa LLC	Delaware	N/A
TRG Telecom LLC	Delaware	N/A
TRG The Pier LLC	Delaware	N/A
TRG Trust	Michigan	N/A
TTC Transportation, LLC	Delaware	N/A
Twelve Oaks Mall, LLC	Michigan	Twelve Oaks Mall
Wellington Green LLC	Delaware	N/A
Willow Bend Associates Limited Partnership	Delaware	N/A
Willow Bend Holdings 1 LLC	Delaware	N/A
Willow Bend Holdings 2 LLC	Delaware	N/A
Willow Bend Kemp Limited Partnership	Delaware	N/A
Willow Bend Realty Limited Partnership	Delaware	N/A
Willow Bend Shopping Center Limited Partnership	Delaware	The Shops at Willow Bend
Willow Bend SPE LLC	Delaware	N/A
Woodland Holdings Investments LLC	Delaware	N/A
Woodland Investment Associates Limited Partnership	Delaware	N/A